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ROPES
& GRAY


ROPES & GRAY LLP
ONE INTERNATIONAL PLACE  BOSTON, MA 02110-2624  617-951-7000  F 617-951-7050
BOSTON  NEW YORK  PALO ALTO  SAN FRANCISCO  WASHINGTON, DC  WWW.ROPESGRAY.COM


June 13, 2005


Board of Managers
BACAP Alternative Multi-Strategy Fund, LLC
40 West 57th Street
New York, New York  10019

Dear Sirs:

We have acted as counsel to BACAP Alternative Multi-Strategy Fund, LLC (the "Fund"), a limited liability company organized under the laws of the State of Delaware, in connection with the preparation of a post-effective amendment to the Fund's Registration Statement on Form N-2 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, filed by the Fund with the Securities and Exchange Commission (File Nos. 333-101056 and 811-21252) (the "Registration Statement") relating to the registration of $125,000,000 of limited liability company interests in the Fund ("Interests").

We have examined such Fund records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact, we have relied upon statements of officers of the Fund and upon representations of the Fund made in the Registration Statement.

Based upon the foregoing, we are of the opinion that Interests, when issued and sold in the manner described in the prospectus included in the Registration Statement, will be legally issued, fully paid and non-assessable by the Fund.

The foregoing opinion is limited to the Federal laws of the United States and the Limited Liability Company Act of the State of Delaware.
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ROPES& GRAY LLP


Board of Managers                      - 2 -                       June 13, 2005


We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Fund in the prospectus and statement of additional information constituting a part thereof.

Very truly yours,



/s/ Ropes & Gray LLP
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Ropes & Gray LLP